UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On December 5, 2019, United Airlines Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), announced that Oscar Munoz will transition from the role of Chief Executive Officer of the Company following the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and assume the role of Executive Chairman of the Board of Directors of the Company (the “Board”), and that J. Scott Kirby, currently the President of the Company, will assume the role of Chief Executive Officer of the Company at such time. The 2020 Annual Meeting is scheduled for May 20, 2020.

Mr. Kirby, 52, has served as President of the Company and United since August 2016. Prior to joining the Company, from December 2013 to August 2016, Mr. Kirby served as President of American Airlines Group Inc. and American Airlines, Inc. Mr. Kirby also previously served as President of US Airways from October 2006 to December 2013. Mr. Kirby held significant other leadership roles at US Airways and at America West prior to the 2005 merger of those carriers, including Executive Vice President-Sales and Marketing (2001 to 2006); Senior Vice President, e-business (2000 to 2001); Vice President, Revenue Management (1998 to 2000); Vice President, Planning (1997 to 1998); and Senior Director, Scheduling and Planning (1995 to 1998). Prior to joining America West, Mr. Kirby worked for American Airlines Decision Technologies and at the Pentagon.

The Company has issued a press release related to the transition. The press release is attached as Exhibit 99.1.

Transition Agreement with Mr. Munoz

On December 4, 2019, the Company and United entered into a Transition Agreement with Mr. Munoz (the “Transition Agreement”) reflecting the terms and conditions of the transition and Mr. Munoz’s employment. The Transition Agreement provides that Mr. Munoz will continue to serve as Chief Executive Officer and a director of the Company through the 2020 Annual Meeting and that, during this period, Mr. Munoz’s employment will continue to be governed by the terms and conditions of his Employment Agreement, dated December 31, 2015, with the Company and United (as amended, the “Employment Agreement”). Pursuant to the Transition Agreement, Mr. Munoz will transition from the position of Chief Executive Officer of the Company and United following the 2020 Annual Meeting and will assume the role of Executive Chairman at such time. The Transition Agreement contemplates that Mr. Munoz will serve as Executive Chairman and remain a director of the Company until the date of the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting,” and such period, the “First Transition Period”). During the First Transition Period, Mr. Munoz will receive a base salary at an annual rate of $2,000,000 and will generally continue to be eligible to participate in senior executive-level employee benefit programs. Mr. Munoz will not be entitled to receive any annual incentive compensation with respect to any year after 2020 or any grants of long-term incentive compensation following the 2020 Annual Meeting. As of the date of the 2021 Annual Meeting, Mr. Munoz will transition from his role as Executive Chairman and as a director of the Company, and will continue as a non-officer employee until March 1, 2022 (such period, the “Second Transition Period”). During the Second Transition Period, Mr. Munoz will receive a base salary at an annual rate of $360,000 and will be eligible to participate in those employee benefit programs that are generally available to non-officer employees of the Company.

Under the Transition Agreement, if Mr. Munoz’s employment with the Company is terminated by the Company without cause, by Mr. Munoz for good reason or due to Mr. Munoz’s death or disability, in each case during either the First Transition Period or Second Transition Period, then in lieu of any payments or benefits under the Employment Agreement, Mr. Munoz would be entitled to receive the payments and benefits that he would have otherwise received under the Transition Agreement had his employment not terminated. The Transition Agreement also includes certain restrictive covenants, including confidentiality, non-solicitation and non-competition obligations from the Employment Agreement that are incorporated by reference. The Transition Agreement also contains mutual general releases of claims among the parties.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Compensation Arrangement with Mr. Kirby

In connection with Mr. Kirby’s responsibilities upon his transition to the role of Chief Executive Officer, the Compensation Committee of the Board approved an award of premium-priced stock options (with an exercise price that is 25% higher than the closing stock price of the Company’s common stock on December 4, 2019, the date of grant) with a total Black-Scholes grant value of $9.7 million (the “Option Award”). The options will have a ten-year term, and will vest in accordance with the following schedule: (i) 11% of the options will vest on May 20, 2023; (ii) 22% of the options will vest on May 20, 2024; (iii) 22% of the options will vest on May 20, 2025; (iv) 22% of the options will vest on May 20, 2026; (v) 11% of the options will vest on May 20, 2027; and (vi) 12% of the options will vest on May 20, 2028.

The Stock Option Award Notice pursuant to which the Option Award will be granted is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Retirement of Jane C. Garvey

On December 3, 2019, Jane C. Garvey notified the Nominating/Governance Committee of her intention to retire from her role as Chairman of the Board and as a director of the Company at the end of her current term. Ms. Garvey’s retirement is not a result of any disagreement with the Company.

Mr. Munoz will succeed Ms. Garvey as Chairman of the Board, effective following the 2020 Annual Meeting. The independent members of the Board have chosen Edward M. Philip to serve as Lead Independent Director at that time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Transition Agreement, dated as of December 4, 2019, by and among United Airlines Holdings, Inc., United Airlines, Inc. and Oscar Munoz
10.2	Stock Option Award Notice, dated as of December 4, 2019, to J. Scott Kirby pursuant to the United Continental Holdings, Inc. 2017 Incentive Compensation Plan
99.1	Press Release issued by United Airlines Holdings, Inc. dated December 5, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Corporate Secretary

Date: December 6, 2019